Exhibit 99.1

Binding Memorandum of Understanding

Parties:	CSES Group, Inc. (“Alltemp”), William Lopshire and Kjell Nesen, solely as officers of Alltemp (collectively, the Alltemp Parties), on the one hand, and Source Financial, Inc. (“SF”), Edward DeFeudis, on behalf of SF (collectively, the “SF Parties”). The Alltemp Parties and the SF Parties are sometimes referred to collectively as the “Parties.”

Date: September 20, 2016

Purpose: The purpose of this Binding Memorandum of Understanding (“MOU”) is to set forth the material terms and conditions of an agreement reached between the Parties (the “Agreement”) whereby the Alltemp Parties, in exchange for future services and other financial considerations, and in recognition of SF’s unique expertise in the marketplace, have agreed to cause a merger of Alltemp with SF, and SF has agreed to provide certain financial accommodations and services to Alltemp and the SF Parties have agreed to cause a merger of Alltemp and SF, all on the following terms and conditions:

Terms:

1. SF will provide a minimum of $250,000 in bridge loans (”Bridge Loan”) to Alltemp under this MOU. The loans shall be evidenced by (i) a demand convertible promissory note substantially in the form attached hereto as Exhibit “1” in the principal amount of $250,000 (the “Note”) bearing interest only at the rate of 10% per annum, interest payable quarterly commencing on January 15, 2016. In the event the Merger described below is not consummated by the date of the first quarterly payment is due (January 15, 2017), or in the event this agreement is terminated by SF solely pursuant to the provisions of Paragraph 5, below, Alltemp agrees to issue common stock in Alltemp to SF upon SF’s request equal to five percent (5%) of its then issued and outstanding common stock on a fully diluted basis at the time of exercise. Upon exercise of this right by SF, the Note shall be cancelled. Alltemp shall duly execute and deliver the Note to SF before the first advance of funds will be made. Until the Merger is accomplished or January 15, 2017, whichever is later, Alltemp will not change, or attempt to change its capital structure or take on additional significant debt without SF’s written agreement.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Paragraph 1 were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent such breach(s) and to enforce specifically the terms and provisions of this agreement in any court of the United States located in the State of California or in any California state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to the personal jurisdiction of any federal court located in the State of California or of any California state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,

(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of California.

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2.	The Parties intend promptly to begin negotiating to reach a written Definitive Agreement, subject to the approval of each party’s board of directors, containing comprehensive representations, warranties, indemnities, conditions and agreements by the parties. In the event the Parties fail to reach a final binding written agreement within 30 days of the inception of this MOU, this Agreement shall remain in effect, except that all further advances under the Bridge Loan or otherwise shall be in SF’s sole discretion and the SF Parties shall not be obligated to proceed with the Merger, although they may elect to do so.

3.	Upon due execution of this MOU, SF will expeditiously seek to amend its Articles of Incorporation and take such other corporate action as may be needed to reclassify its existing shares of common stock as “Class A common stock” and to provide for the creation of a new class of common stock to be referred to as the “Class B common stock” and, if necessary, to provide for the authorization of additional shares of the Class A common stock. The Class B common stock shall have the following characteristics: (i) there shall be 30 million shares of no-par or low-par Class B common stock authorized and issued with (ii) 2x the voting power of the Class A shares and (iii) the right to convert each share of Class B stock into 2 shares of Class A stock at any time upon request.

4.	The obligation of SF to fully fund the Bridge Loan and to complete the other obligations required of it is subject to completion of a due diligence review of Alltemp, its assets and business. For the next 60 days, Alltemp will afford SF and its advisors reasonable access at all reasonable times to Alltemp's officers, employees, agents, properties, books, records and contracts and will furnish to SF and its advisors all financial, operating and other data and information relating to Alltemp's business, assets and contracts as SF or its advisors may reasonably request. Except as otherwise required by law, SF and its advisors: (a) will use any confidential information solely for the purpose of evaluating the transaction and for no other purpose; (b) will maintain the confidentiality of such information; (c) will not, at any time or in any manner, directly or indirectly, disclose to any person any of such information (other than for the purpose of evaluating the transaction); (d) will not use for their benefit or for the benefit of any third party, any such information (other than benefits resulting from the consummation of the transaction); (e) will either deliver to Alltemp all such confidential information, including originals or copies thereof, that are in the possession of SF or its advisors or certify to Alltemp that such information has been destroyed.

5.	This Agreement may be terminated by SF in its sole discretion solely in the event that (i) the Parties fail to agree upon the terms of a Definitive Agreement as provided in paragraph 2 consistent with the terms of this MOU , or (ii) in connection with the due diligence review, it is determined that a material misstatement concerning the business has been made by a principal of Alltemp for the purpose of inducing SF to provide the services and Bridge Loan, or (iii) Alltemp has committed a material breach of this Agreement.

6.	Upon satisfactory completion of its due diligence investigation, the Parties will collaboratively act expeditiously to adopt and execute a Plan of Merger of the two corporate entities. SF will hire a PCAOB auditor to audit the books of Alltemp. SF, on behalf of Alltemp, will pay the auditor’s fees and expenses, and these advances will be subject to the same loan terms as the Bridge Loan, on SF’s behalf and accounting records.

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7.	The SF Parties represent, warrant and covenant that immediately following completion of the merger (the “Merger”) that SFII will have no more than $50,000 in debt, including any debt incurred pursuant to paragraph 6 herein above. The Alltemp Parties represent, warrant and covenant that upon completion of the Merger, or as soon as reasonably feasible thereafter, all existing patents and other intellectual property will become the property of the surviving legal entity (“SFII” or the “Company”) either by assignment or operation of law and that thereafter any and all future patents or intellectual property related to the business of SFII shall be in the name of SFII.

8.	Upon completion of the Merger, SFII shall (i) expeditiously take such steps as necessary to change its name to “CSES Group, Inc. “or such other name as the Parties may agree upon, and (ii) cause shares of its common stock to be issued as set forth in the Cap Table attached hereto as Exhibit “2” the terms of which are incorporated herein by reference and made a part hereof. The parties agree to work cooperatively to promote the Company’s stock to achieve the goals set forth therein.

9.	Upon completion of the Merger, SFII will promptly seek to file an S1 registration statement to provide an equity line for the Company of up to a minimum of $7.0 Million (the “Equity Line”) in which SFII agrees to authorize the sale of not less than 15% of its then total outstanding common stock at a price mutually agreed upon by the parties. SFII, or its designee, will be the "selling shareholder" or "underwriter" of the Equity Line.

10.	. Upon completion of the Merger, the $250,000 Note shall be automatically converted into shares of SFII’s Class A common stock at an issue price of $0.07 of debt from the shares allocated to SF in the Cap Table (Exhibit 2 hereto) and the Secured Loan Agreement shall be cancelled. Within 30 days of the completion of the Merger, the SF Parties will procure an equity investment in SFII in the amount of $100,000, in return for which the Company will issue the investing party Class A common stock at an issue price of $0.07/share from the shares allocated to SF in the Cap Table (Exhibit 2 hereto). The Alltemp Parties agree to the terms of this investment.

11.	Post-Merger, the corporate Parties hereto shall each have representation on SFII’s board with combined voting rights at least proportionate to their respective fully diluted equity interests in the Company. The Parties agree that they will vote all of their shares of stock each year for a period of five (5) years to comply with this provision and to annually elect Steven Antebi to the Board of Directors, in his discretion, at no compensation other than customary and usual director’s fees.

12.	Each of the corporate Parties will be responsible for its own costs (including legal and accounting fees) incurred by it with respect to the investigation, negotiation and finalization of this transaction. This MOU may be executed in one or more counterparts, each of which will be deemed to be an original of this MOU and all of which, when taken together, will be deemed to constitute one and the same MOU.

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13.	Any action to enforce or interpret this MOU shall be settled by arbitration in accordance with the rules of the American Arbitration Association (the "AAA"). The parties shall agree on a retired judge or an attorney as an arbitrator and, if no agreement is reached, the arbitrator shall be appointed by the AAA. The arbitrator shall apply California substantive law (which shall be the governing law hereof without regard to conflict of law principles) and the California Evidence Code to the proceeding unless otherwise agreed. The demand for arbitration must be in writing and must be made by the aggrieved party within the applicable statute of limitations period. The arbitration shall take place in Los Angeles County, California. The decision of the arbitrator shall be binding and conclusive on the parties and unreviewable for error of law or legal reasoning of any kind, except as may be otherwise required by law.

14.	Each party shall bear its own attorney's fees and costs, and the parties shall pay the fees of the arbitrator equally, unless otherwise required by law.

15.	This Memorandum of Understanding may be terminated pre-Merger only in writing by the mutual agreement of both parties or as otherwise provided herein; provided, however that in the event of such termination, all provisions of this Agreement (other than the confidentiality requirements set forth in Paragraph 4 and the obligation of Alltemp to repay all outstanding loan advances and accrued but unpaid interest thereon until the entire debt is paid in full) shall terminate.

16.	This Agreement may be executed in one or more counterparts, each of, which shall be deemed to be an original, and the counterparts shall together constitute one and the same instrument. Fax and other forms of electronic signatures shall be deemed as valid and enforceable as original signatures and shall have the same force and effect.

17.	This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of California without regard to or application of conflict of laws principles. Venue in any action arising by reason of this Agreement shall lie exclusively in Los Angeles County, California.

18.	This agreement shall represents the entire agreement between the Parties and shall bind and enure to the benefit of the Parties, their successors and assigns.

19.	Upon execution by the Parties, or a counterpart thereof, this MOU will constitute a legally binding and enforceable agreement.

Dated as of the date first written above.

Agreed by:	CSES GROUP, INC.

By:
William Lopshire, CEO

By:
Kjell Nesen, COO

Agreed by:	SOURCE FINANCIAL, INC.

By:
Edward DeFeudis

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EXHIBIT 1

DEMAND CONVERTIBLE PROMISSORY NOTE

$250,000.00	Los Angeles,
California	September 20, 2016

FOR VALUE RECEIVED, the undersigned (hereinafter referred to as the "Maker"), promises to pay to Source Financial, Inc. (hereinafter "Holder"), or order, at 604 Arizona Avenue Santa Monica, CA 90401, the principal sum of Two Hundred Fifty Thousand and NO/100 DOLLARS ($250,000.00), or such principal amount as is actually received by Maker, plus interest at the rate of ten percent (10%) per annum on the principal amount outstanding. This Note is payable as follows:

This is an interest-only loan. The interest which is payable will be paid to the Holder in quarterly payments on or before the 15th of the month following the preceding quarter based on a calendar year commencing on January 1 and ending on December 31. The principal sum, together with accrued and unpaid interest, or any portion thereof, is payable to Holder on demand, in accordance with the MOU of even date, which is incorporated by reference herein. Interest will be calculated on the basis of a 365-day year, for actual days elapsed.

All installments of interest due under this Note are payable in lawful money of the United States of America, at Holder’s place of business designated above or at such place as the holder hereof may designate in writing from time to time.

The Holder is entitled solely in accordance with paragraph 5 of the MOU prior to a merger of the Maker and Holder, or until payment in full of this Note (whichever is sooner), to convert all or any part of the principal amount of this Note, into shares (the “Conversion Shares”) of the Maker’s common stock (the “Common Stock”) equal to five percent (5%) of its then issued and outstanding common stock on a fully diluted basis at the time of exercise (the “Conversion Price”) and otherwise as more fully provided in a certain Memorandum of Understanding of even date, to which the Maker is a party. To convert this Note, the Holder shall deliver a written notice (the “Conversion Notice”) thereof containing such information as is necessary to the Maker at its address set forth herein. The date upon which the conversion shall be effective shall be deemed to be the date set forth in the Conversion Notice. The Conversion Shares shall be delivered to the Holder at the address indicated herein. Holder’s right to exercise this conversion option is superior to Maker’s right to pay the interest and principal of this Note; subject to paragraph 5 of the MOU.

The Maker shall reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based on the Conversion Price. If at any time the Maker does not have a sufficient number of Conversion Shares authorized and available, then the Maker shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

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The Maker is not obligated to do a registration as part of this Note, however, if for any reason the Maker does a registration statement, the Maker is at that time obligated to register for the resale of the Conversion Stock under the Securities Act of 1933, as amended.

This Note may be pre-paid in whole or in part by the Maker without penalty; provided, however, that any such pre-payment shall be subject to the Holder’s conversion rights as set forth above.

The occurrence of any of the following events shall constitute an Event of Default hereunder:

a. Failure to pay any amount payable on account of principal or interest on this Note when due;

b. The commencement of an involuntary case or the filing of a petition against Maker seeking reorganization, arrangement, adjustment or composition of or in respect of Maker under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator, custodian, trustee (or similar official) of Maker for any substantial part of its property, or seeking the winding up or liquidation of its affairs (and such involuntary case of petition is not dismissed within 60 days after the filing thereof), or the commencement by Maker of a voluntary case or the institution by Maker of proceedings, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, under the federal bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy or insolvency or other similar law, or the consent by Maker to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or other similar official) of Maker for any substantial part of its property, or the making by it of any assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due or the failure of Maker to generally pay its debts as such debts become due or the taking of any corporate action by Maker or its shareholders, officers or Board of Directors or any committee thereof in furtherance of any of the foregoing.

c. Any money judgment, writ or similar process shall be entered or filed against Maker or any of its subsidiaries or against any of its assets, for more than Ten Thousand Dollars ($10,000) and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

d. The adoption by Maker of any plan of merger, consolidation, liquidation or dissolution in which it is not the surviving entity and in which its shareholders prior to the event do not own a majority of the outstanding stock (on a fully diluted basis) of the surviving entity.

e. The sale or other transfer by Maker of all or any material part of its property or assets except in the usual and ordinary course of the operation of its business; or if Maker shall change the general character of its business or suspend any significant part of its business operations.

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f. Any governmental agency or instrumentality shall take any action against Maker or its business in a manner which would have a material adverse effect thereon.

If an Event of Default occurs, Holder may at its option, declare the entire unpaid balance of principal with interest accrued thereon and all other sums due under this Note to be immediately due and payable; provided that if there shall occur an Event of Default described in subparagraph (b) above (a bankruptcy Default), the entire unpaid balance of principal with interest accrued thereon and all other sums due under this Note shall be immediately due and payable without notice to Maker. If the entire unpaid balance with interest accrued thereon shall, as a result of the preceding sentence, be immediately due and payable, the unpaid balance of principal shall accrue interest at the rate specified above to the date of default and thereafter at a rate which shall be the highest rate permitted by law, and all other sums due from Maker shall also be immediately due and payable; and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Holder in this Note or under applicable law.

This Note shall be binding upon Maker and its successors and assigns. Without limitation, a transferee of Maker’s assets resulting from a merger, consolidation or similar transaction and a transferee of all or substantially all of Maker’s assets as a going concern shall be deemed to be a successor of Maker.

All rights and remedies of Holder under this Note and any applicable law are separate and cumulative, and neither the failure nor any delay on the part of the Holder to exercise any right, remedy, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the Holder asserted to have granted such waiver.

If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Holder in order to as closely as possible give effect to the provisions of this Note.

All notices required or permitted by this Note shall be in writing and shall be deemed to have been duly given when delivered against receipt, or when deposited in the United States mails, registered or certified mail, postage pre-paid, return receipt requested, addressed to Maker at its principal office and addressed to Holder at Holder’s address as it appears on the records of Maker. Notices sent to any party shall be also be deemed effective when transmitted by email, fax or other electronic transmission so long as it is accompanied by proof of delivery to the electronic address to which it is sent. Either party may change the address to which notices are to be sent by giving notice of such change of address in conformity with the foregoing provisions.

Maker hereby waives payment, demand, notice of non-payment, protest, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that its liability shall be unconditional without regard to the liability of any other party.

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If any legal action, arbitration or other proceeding is brought for the enforcement of this Note, Holder or its successors or assigns will be entitled to recover reasonable attorney fees and other costs and disbursements incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. This Note shall be construed in accordance with the laws of the State of California.

This Note embodies the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral and written. It may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Holder.

"MAKER":

CSES GROUP, INC.

By
William Lopshire, CEO

By
Kjell Nesen, COO

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EXHIBIT 2

ALLTEMP CAP TABLE

		Class A Fully- Diluted
Class B @ 2x	30,000,000	60,000,000
Class A for Alltemp	50,000,000	50,000,000
Source Financial, Inc.		29,202,404
1st IR Budget		4,100,000
$7 mil Equity Line		27,000,000
Total		170,302,404
2nd IR Budget (6 mos out)		5,900,000
Total Outstanding after 6 mos		176,202,404

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